Trunkbow Provides Update on NASDAQ Trading Halt

BEIJING, April 22, 2013 -- Trunkbow International Holdings Limited (NASDAQ: TBOW) ("Trunkbow" or the "Company"), a leading provider of Mobile Payment Solutions ("MPS") and Mobile Value Added Services ("MVAS") in the PRC, today announced that on April 18, 2013, the Company received a notice (the “Notice”) from the NASDAQ Stock Market, Inc. (“NASDAQ”) indicating that the Company is no longer in compliance with the NASDAQ Listing Rule 5250(c)(1) due to the Company’s inability to timely file its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) with the U.S. Securities & Exchange Commission (“the SEC”). NASDAQ had previously halted trading in the Company’s shares, on April 17, 2013.

The trading halt relates to NASDAQ’s request for further information regarding the Company’s inability to timely file its Annual Report on Form 10-K (with the U.S. Securities & Exchange Commission for the year ended December 31, 2012. On April 2, 2013, the Company filed a notification of late filing pursuant to Rule 12b-25 with the SEC, giving the Company until April 16, 2013 to file its Annual Report. However, the Company was unable to file its Annual Report during the 12b-25 extension period.

Following the imposition of the trading halt, NASDAQ elected to exercise its discretionary authority under the Listing Rule 5101 to require the Company to submit a plan of compliance regarding the filing of its Annual Report by May 2, 2013. In connection with the trading halt, NASDAQ has requested the Company to provide certain information with respect to the Company’s auditing issues related to customer confirmations, inventory and equipment. The Company intends to submit such information and its plan of compliance by May 2, 2013. Upon receipt of this plan, NASDAQ may, at its discretion, grant the Company a further extension to complete the filing of its Annual Report and regain compliance with continued listing requirements.

About Trunkbow

Trunkbow International Holdings (NASDAQ: TBOW) is a leading provider of Mobile Payment Solutions ("MPS") and Mobile Value Added Solutions ("MVAS") in PRC. Trunkbow's solutions enable the telecom operators to offer their subscribers access to unique mobile applications, innovative tools, value-added services that create a superior mobile experience, and as a result generate higher average revenue per user and reduce subscriber churn. Since its inception in 2001, Trunkbow has established a proven track record of innovation, and has developed a significant market presence in both the Mobile Value Added and Mobile Payment solutions markets. Trunkbow supplies its mobile payment solutions to all three Chinese mobile telecom operators, as well as re-sellers, in several provinces of China. For more information, please visit www.trunkbow.com.

Safe Harbor Statement

This press release contains forward-looking statements that reflect the Company's current expectations and views of future events that involve known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such forward looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to the Company's relationship with China's major telecom carriers and its resellers, competition from domestic and international companies, changes in technology, contributions from revenue sharing plans and general economic conditions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs.  You should understand that the Company's actual future results may be materially different from and worse than what the Company expects. Information regarding these risks, uncertainties and other factors is included in the Company's annual report on Form 10-K and other filings with the SEC.

Contact Information
In China:	In the U.S.
Trunkbow International Holdings Limited	The Piacente Group
Ms Alice Ye, Chief Financial Officer	Brandi Floberg/Lee Roth
Phone: +86 (10) 8571-2518 (Beijing)	Phone: + (1) 212-481-2050 (New York)
Email: ir@trunkbow.com	E-mail: trunkbow@tpg-ir.com